Exhibit 3.3

                              APPROVAL CERTIFICATE
                                       OF
                        SINO-FOREIGN JOINT VENTURE IN PRC

(Left Side)

Approval No.:                       Shandong Weihai Joint Venture [1997]
                                    No.0634

Approval Date:                      September 15, 1997

                                    (Seal on date)

Issuing Date:                       September 15, 1997


(Right Side) No.0367919

Name of Joint Venture:

      In Chinese:

      In English                    Weihai Gaoxin Daewoo Electronic
                                    Components Co., Ltd.

Address:                            Weihai Hi-Tech developing area

Type of company:                    Joint Venture

Term of the Joint Venture:          20 years

Total Investment                    USD5,730,000

Total Registration
Capital:                            USD3,500,000

Investors:

Name:                               Registration Place         Contributions

Xianyang Pianzhuan Developing
Co., Ltd.                                  China                USD350,000

Asia Electronics Holding
Co. Inc.                           British Virgin Island        USD2,800,000

Daewoo Electronic Components
Co. Ltd.                                   Korea                USD350,000

Field of Operation:

Developing, manufacturing and sales of deflection yokes for CPT and CDT